SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CHINA BROADBAND, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials:
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
____________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________

(3) Filing party:
____________________________________________________________________________________

(4) Date filed:

CHINA BROADBAND, INC.
1900 Ninth Street, 3rd Floor
Boulder, Colorado 80302
303-449-7733

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June 7, 2010, to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of China Broadband, Inc., a Nevada corporation (the “Company”), as of the close of business on April 26, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Information Statement relates to a written consent in lieu of a meeting, dated April 26, 2010, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”).  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us” or “our” are references to China Broadband, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation to (i) increase our total authorized Common Stock from 95,000,000 shares to 1,500,000,000 shares, and (ii) increase our total authorized Preferred Stock from 5,000,000 to 50,000,000.  A copy of the certificate of amendment to be filed with the Nevada Secretary of State effecting the amendment to our Articles of Incorporation is attached to this Information Statement as Appendix A (the “Certificate of Amendment”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Nevada Revised Statutes and our bylaws to approve the Certificate of Amendment.  Accordingly, the amendment is not currently being submitted to our other shareholders for a vote.  The action by Written Consent will become effective when we file the Certificate of Amendment with the Nevada Secretary of State (the “Effective Date”), which is expected to be approximately 20 days after the filing of this Information Statement.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing you of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

Marc Urbach
President

GENERAL INFORMATION

This Information Statement is being first mailed on or about June 7, 2010 to our shareholders by our Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by calling or writing to our corporate secretary at the Company’s executive offices at the telephone number or address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION AND OUR EQUITY COMPENSATION PLAN.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY SHAREHOLDERS

Under the Nevada Revised Statutes and our bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power.  The approval of the Written Consent requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each shareholder is entitled to one vote per share of Common Stock on any matter that may properly come before the shareholders.

On the Record Date, we had 65,086,152 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 26, 2010, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our shareholders approve the Certificate of Amendment as set forth in Appendix A.  In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.  Our Board of Directors has determined that the increase in the authorized shares of Common Stock of the Company is in the best interest of our shareholders.

CONSENTING SHAREHOLDERS

On April 26, 2010, shareholders holding a majority of our outstanding voting securities consented in writing to the filing of the Certificate of Amendment.  We will, when permissible following the expiration of the 20-day period mandated by Rule 14c, file the Certificate of Amendment with the Secretary of State of the State of Nevada.  The Certificate of Amendment will become effective upon such filing, and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our shareholders.

DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation, without giving effect to the Certificate of Amendment, authorize us to issue 95,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. On the Record Date, we had 65,086,152 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The following description of our capital stock may not be complete and is subject to Nevada law and the actual terms and provisions contained in our Articles of Incorporation and bylaws, each as amended from time to time.

Common Stock

All outstanding Common Stock is fully paid and non-assessable. Subject to the rights of the holders of our outstanding preferred stock, if any, holders of Common Stock:

•	are entitled to any dividends or other distributions when and if declared by our board of directors out of funds legally available for such purpose;

•	will share ratably in our net assets in the event of a liquidation, dissolution or winding-up of our Company; and

•
are entitled to one vote per share of record on all matters to be voted upon by shareholders and to vote together as a single class for the election of directors and in respect of other corporate matters.

The Common Stock has no conversion or redemption rights or features. Holders of Common Stock have no preemptive rights to purchase or to subscribe for any stock or other securities of ours, nor call rights related to those shares.

Preferred Stock

Our Board of Directors is authorized, without action by the shareholders, to issue preferred stock from time to time with dividend, liquidation, conversion, voting and other rights and restrictions as it may determine.  Shares of preferred stock may be issued in one or more classes or series within a class as may be determined by our Board of Directors, which may also establish the number of shares to be included in each class or series. Any preferred stock so issued by the board of directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up.

In connection with our proposed private placement financings, which are more fully described below under the section titled “Purpose for Increase and Effects of Increase in Authorized Capital Stock” and in our Current Report on Form 8-K filed with the SEC on May 21, 2010, we have entered into two securities purchase agreements which would result in the creation of new classes of our preferred stock.  Pursuant to the Series A SPA (as defined below) we will, upon consummation of the transaction contemplated thereunder, issue 7,000,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”).  Each share of Series A Preferred Stock will be convertible, at the holder’s sole option, into 10 shares of our Common Stock.  In addition,  the holder of shares of Series A Preferred Stock will have the right to ten votes for each share of our Common Stock into which one shares of Series A Preferred Stock could then be converted.

Pursuant to the Series B SPA (as defined below) we will, upon consummation of the transaction contemplated thereunder, issue 6,000,000 shares of Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”).  Each share of Series B Preferred Stock will be convertible, at the holder’s sole option, into 10 shares of our Common Stock.  The holder of shares of Series B Preferred Stock will not have the right to vote and will not have full voting rights and powers equal to the voting rights and powers of holders of our Common Stock.  In addition, the investor will not be entitled to convert any shares of Series B Preferred Stock into shares of our Common Stock if, after giving effect to the conversion, the investor would hold in excess of 9.99% of our outstanding Common Stock.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Increase of Authorized Capital Stock of the Company

We are currently authorized to issue 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.  As of the Record Date, 65,086,152 shares of our Common Stock were issued and outstanding and no shares of our Preferred Stock were issued and outstanding.  The amendment to our Articles of Incorporation that will be effected by the Certificate of Amendment will increase our number of authorized shares of Common Stock to 1,500,000,000 and our authorized shares of Preferred Stock to 50,000,000.

The terms of the newly authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  The authorization of additional shares of Common Stock will not alter the current number of issued shares.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of our Company, the issuance of any newly authorized shares of Common Stock, will reduce our current shareholders’ percentage ownership interest in the total outstanding shares of our Common Stock.  Depending upon the circumstances under which newly authorized shares of Common Stock are issued, our shareholders may experience a reduction in shareholders’ equity per share and voting power.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the Certificate of Amendment.

Purpose for Increase and Effects of Increase in Authorized Capital Stock

On May 20, 2010, we entered into three separate securities purchase agreements with different groups of accredited investors (collectively, the “Financings”).  One purchase agreement relates to the sale of our Common Stock (the “Common SPA”), one relates to the sale of shares of our Series A Preferred Stock (the “Series A SPA”) and one relates to the sale of shares of our Series B Preferred Stock (the “Series B SPA”, and collectively with the Common SPA and the Series A SPA, the “Purchase Agreements”).

Pursuant to the Common SPA, certain accredited investors have subscribed to purchase an aggregate of $4,629,000 of units at a purchase price of $0.05 per unit (the “Common Units”).  Each Common Unit consists of one share of our Common Stock and a warrant for the purchase of one share of our Common Stock.  The warrants will entitle the investors the right, for a period of five years from the closing, to purchase shares of our Common Stock at an exercise price of $0.05.  The warrants will contain customary anti-dilution protection provided that the anti-dilution provisions of the warrant will not contain any provisions which would result in a non-cash charge to the Company’s earnings. In addition, we will be able to redeem the warrants if (i) the closing price of our Common Stock equals or exceeds $0.125 per share for twenty consecutive trading days and (ii) there is an effective registration statement covering the shares of Common Stock underlying the warrants on file with the SEC (or all such shares of Common Stock may be sold pursuant to Rule 144 of the Securities Act without restriction).  Upon closing of the transaction contemplated by the Common SPA, which is conditioned upon, among other things, an increase of our authorized Common Stock from 95,000,000 to 1,500,000,000 shares and the simultaneous consummation of the transactions contemplated by the Series A SPA and the Series B SPA, we will issue an aggregate of 92,580,000 shares of our Common Stock, and warrants to purchase an aggregate of 92,580,000 shares of our Common Stock.

Pursuant to the Series A SPA, a strategic investor who was an early promoter of pay-per-view programming in the United States has subscribed to purchase an aggregate of $3,500,000 of units at a purchase price of $0.50 per unit (the “Series A Units”).  Each Series A Unit consists of (i) one share of our Series A Preferred Stock; and (ii) a warrant to purchase 34.2857 shares of our Common Stock at an exercise price of $0.05.  Each share of Series A Preferred Stock will be convertible, at the holder’s sole option, into 10 shares of our Common Stock.  In addition,  the holder of shares of Series A Preferred Stock will have the right to ten votes for each share of our Common Stock into which one shares of Series A Preferred Stock could then be converted.  The warrants issued pursuant to the Series A SPA will entitle the investor the right, for a period of five years from the closing, to purchase shares of our Common Stock at an exercise price of $0.05.  The warrants will be exercisable on a cashless basis and will contain customary anti-dilution protection provided that the anti-dilution provisions of the warrant will not contain any provisions which would result in a non-cash charge to the Company’s earnings.  Upon closing of the transaction contemplated by the Series A SPA, which is conditioned upon, among other things, an increase of our authorized preferred stock from 5,000,000 to 50,000,000 shares and the simultaneous consummation of the transactions contemplated by the Common SPA and the Series B SPA, we will issue an aggregate of 7,000,000 shares of our Series A Preferred stock (which will be convertible into an aggregate of 70,000,000 shares of our Common Stock) and warrants to purchase an aggregate of 240,000,000 shares of our Common Stock.

Pursuant to the Series B SPA, an existing minority investor (the “Minority Investor”) in our Company has subscribed to purchase an aggregate of $2,400,000 of units at a purchase price of $0.50 per unit (the “Series B Units”).  Each Series B Unit consists of (i) one share of our Series B Preferred Stock; and (ii) a warrant to purchase 10 shares of our Common Stock at an exercise price of $0.05.  Each share of Series B Preferred Stock will be convertible, at the holder’s sole option, into 10 shares of our Common Stock.  The holder of shares of Series B Preferred Stock will not have the right to vote and will not have full voting rights and powers equal to the voting rights and powers of holders of our Common Stock.  In addition, the investor will not be entitled to convert any shares of Series B Preferred Stock into shares of our Common Stock if, after giving effect to the conversion, the investor would hold in excess of 9.99% of our outstanding Common Stock.  The warrants issued pursuant to the Series B SPA will entitle the investor the right, for a period of five years from the closing, to purchase shares of our Common Stock at an exercise price of $0.05. The warrants will be identical to the warrants issued in connection with the Common SPA except to the extent that the investor will not be entitled to exercise any portion of the warrants if, after giving effect to the exercise, the investor would hold in excess of 9.99% of our outstanding Common Stock.  In addition, in connection with the Series B SPA, the Company has agreed,  in exchange for the forgiveness of a $600,000 loan made to the Company by the investor, to (i) sell to the investor an additional $600,000 of Series B Units at a per Series B Unit price of $0.50, and (ii) issue to the investor two additional warrants, each for the purchase of one share of our Common Stock, for each share of Common Stock underlying the Series B Units purchased in connection with the forgiveness of the loan, which warrants will be identical to the warrants issued in connection with the Series A SPA except to the extent that the investor will not be entitled to exercise any portion of the warrants if, after giving effect to the exercise, the investor would hold in excess of 9.99% of our outstanding Common Stock. Upon closing of the transaction contemplated by the Series B SPA (including the forgiveness of the $600,000 loan), which is conditioned upon, among other things, an increase of our authorized preferred stock from 5,000,000 to 50,000,000 shares and the simultaneous consummation of the transactions contemplated by the Common SPA and the Series A SPA, we will issue an aggregate of 6,000,000 shares of our Series B Preferred stock (which will be convertible into an aggregate of 60,000,000 shares of our Common Stock) and warrants to purchase an aggregate of 84,000,000 shares of our Common Stock.

In connection with the Financings, the we entered into (i) a Waiver and Agreement to Convert with the holders of an aggregate of $4,971,250 in principal amount of notes of the Company, dated January 11, 2008, and (ii) a Waiver and Agreement to Convert with the holders of an aggregate of $304,902 in principal amount of notes of the Company, dated June 30, 2009 (collectively, the “Waivers”), whereby the holders of the notes, except for the Minority Investor, agreed to convert, upon the consummation of the Financings, 100% of the outstanding principal and interest owing on the notes into shares of the Company’s Common Stock at a conversion price of $0.05 per share (the “Debt Conversion”).  In addition, the holders, except for the Minority Investor, of the notes will receive warrants identical to those issued in connection with the Common SPA, to purchase such number of shares of the Common Stock equal to the number of shares of Common Stock issued upon conversion of the notes.  Pursuant to the Waivers, the Minority Investor, who currently holds notes of the Company in aggregate principal amount of $2,133,400, will (i) convert 100% of the outstanding principal and interest owing on such notes into shares of Series B Preferred Stock at a conversion price of $0.50 per share and (ii) receive warrants identical to those issued in connection with the Series B SPA, to purchase such number of shares of the Common Stock equal to the number of shares of Common Stock underlying the Series B Preferred Stock issued upon conversion of such notes, which warrants will be identical to the warrants issued in connection with the Common SPA except to the extent that the Minority Investor will not be entitled to exercise any portion of the warrants if, after giving effect to the exercise, the Minority Investor would hold in excess of 9.99% of our outstanding Common Stock.

The increase in our authorized capital has been effected for the primary purpose of consummating the Financings and the Debt Conversion.  As of May 20, 2010, we had only 29,913,848 shares of Common Stock  and 5,000,000 shares of preferred stock which were authorized, but unissued.  In connection with the Financings and the Debt Conversion, we will issue, on a fully diluted basis (assuming (i) the conversion of all Series A Preferred Stock and Series B Preferred Stock and (ii) the exercise of all warrants issued pursuant to the Purchase Agreements), an aggregate of 744,683,040 shares of our Common Stock.  Accordingly, the amendment to our Articles of Incorporation is necessary so that we will have sufficient authorized, but unissued shares to consummate the Financings.  The increase in our authorized capital is a condition to closing of the transactions contemplated each of the Purchase Agreements.

When issued, the additional shares of capital stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock and preferred stock, respectively, currently authorized and outstanding. Immediately following the effectiveness of the increase in our authorized capital, and in connection with the consummation of the Series A SPA and Series B SPA, we will file with the Secretary of State of the State of Nevada (i) a Certificate of Designations of Series A Preferred Stock, which will set forth the designations, rights and preferences of the Series A Preferred Stock as discussed above, and (ii) a Certificate of Designations of Series A Preferred Stock, which will set forth the designations, rights and preferences of the Series B Preferred Stock as discussed above.

In connection with the Financings and the Debt Conversion, our current shareholders will be significantly diluted.  The following table sets forth our capital structure immediately following the consummation of the transactions:

	Actual Ownership	Fully Diluted Ownership
Common Stock Outstanding held by current shareholders	65,086,152	65,086,152

Common Stock issued in connection with the Company’s acquisition of SinoTop Group Limited	75,000,000	75,000,000

Common Stock outstanding that are issuable upon conversion of options, warrants, convertible securities or other securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock (not including any Securities issuable in connection with the Financings or Debt Conversion)	-	16,874,800

Common Stock issuable upon consummation of the Debt Conversion (except with respect to the Minority Investor)	62,855,040	125,710,080

Common Stock issuable upon consummation of the Debt Conversion with the Minority Investor	-	85,336,000

Common Stock issuable upon conversion of Series A Preferred Stock	-	70,000,000

Common Stock issuable upon conversion of Series B Preferred Stock	-	60,000,000

Common Stock issuable pursuant to the Common SPA	92,580,000	92,580,000

Common Stock underlying warrants issuable in connection with the Financings	-	416,580,000

Common Stock underlying warrants issuable to the placement agent in connection the Financings	-	16,000,000
Total	295,521,192	1,023,167,032

For more detailed information regarding the Financings and a more detailed description of the Purchase Agreements, please refer to our Current Report on Form 8-K filed on May 21, 2010.

Immediately following the consummation of the Financings, the holder of our Series A Preferred Stock will, as discussed below under the section “Changes in Control”, be the beneficial owner of approximately 76.1% of our outstanding voting securities, as determined in accordance with SEC Rule 13d-3(d)(1).  As a result, the holder of our Series A Preferred Stock will possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Such holder’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

In addition, upon a change in control, liquidation, dissolution or winding up of the affairs of our business, whether voluntary or involuntary, the holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive a liquidation payment prior to the payment of any amount with respect to shares of our common stock. The amount of this preferential liquidation payment per share of Series A Preferred Stock (as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like) and Series B Preferred Stock (as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like) is an amount equal to their original issue price of $0.50 per share. Because of the liquidation preference to which the holders of shares of Series A Preferred Stock and Series B Preferred Stock are entitled, the amount available to be distributed to the holders of shares of our common stock upon a liquidation, dissolution or winding up of the affairs of our business could be substantially limited, reduced or eliminated.

Notwithstanding the above disclosed risks and the significant dilution to our existing shareholders, we believe that the consummation of the above described transactions are vital to our ability to effectively execute on our business plan and related strategies.  The proceeds from the Purchase Agreements are currently held in escrow subject to the satisfaction of certain closing conditions.  We will use the net proceeds from the Purchase Agreements will be used to acquire SinoTop Group Limited, as previously announced on March 11, 2010, to fund the value added service platform and for working capital purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of April 26, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Marc Urbach 79 Green Hill Rd Springfield, NJ 07081	President	Common Stock, $0.001 par value	75,000(3)	*
Clive Ng 1900 Ninth Street, 3rd Floor Boulder, CO 80302	Chairman	Common Stock, $0.001 par value	24,336,248(4)	37.39%
Pu Yue Apartment 2001, Bld. 2 No. 1 Xiangheyman Road Dongcheng District Beijing, China 100028	Vice Chairman and Chief Financial Officer	Common Stock, $0.001 par value	0	*
James Cassano 117 Graham Way Devon, PA 19333	Director	Common Stock, $0.001 par value	37,500(5)	*
David Zale 825 Third Avenue, Suite 244 New York, NY 10022	Director	Common Stock, $0.001 par value	112,500(6)	*
Jonas Grossman 17 State Street, Suite 1600 New York, NY 10004	Director	Common Stock, $0.001 par value	364,875(7)	*
All officers and directors as a group (6 persons named above)		Common Stock, $0.001 par value	24,926,123	38.30%
5% Security Holders
Clive Ng 1900 Ninth Street, 3rd Floor Boulder, CO 80302	Chairman	Common Stock, $0.001 par value	24,336,248(4)	37.39%
China Broadband Partners, Ltd. 1900 Ninth Street, 3rd Floor Boulder, CO 80302		Common Stock, $0.001 par value	17,503,495(4)	26.89%
88 Holdings, Inc. 1900 Ninth Street, 3rd Floor Boulder, CO 80302		Common Stock, $0.001 par value	3,582,753(4)	5.50%
BeeteeBee, Ltd. 1900 Ninth Street, 3rd Floor Boulder, CO 80302		Common Stock, $0.001 par value	3,250,000(4)	4.99%
Oliveira Capital, LLC 18 Fieldstone Ct. New City, NY 10956		Common Stock, $0.001 par value	3,537,034(8)	5.43%
Pasquale & Diane Croce 1005 Ridgehaven Rd. West Chester, PA 19382-2372		Common Stock, $0.001 par value	3,333,334	5.12%
Total Shares Owned by Persons Named above:		Common Stock, $0.001 par value	31,206,616	47.95%
* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common stock.

(2)
A total of 64,761,396 shares of Common Stock as of March 31, 2010 are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)
Includes 75,000 shares issuable upon exercise of options that are exercisable within 60 days at $1.00 per share. Does not include options to purchase an additional 25,000 shares at $1.00 per share that are not exercisable within 60 days.

(4)	Includes 3,582,753 shares held by 88 Holdings, Inc., 3,250,000 shares held by BeeteeBee, Ltd. and 17,503,495 shares held by China Broadband Partners, Ltd. Mr. Ng owns and controls these entities.

(5)
Includes 37,500 shares issuable upon exercise of options that are exercisable within 60 days at $0.45.  Does not include options to purchase an additional 12,500 shares at $0.45 that are not exercisable within 60 days.

(6)
Includes 50,000 shares of common stock and 25,000 warrants to purchase common stock at $2.00 acquired in our January 2007 private offering. Also includes 37,500 shares issuable upon exercise of options that are exercisable at $0.45 within 60 days.  Does not include options to purchase an additional 12,500 shares at $0.45 that are not exercisable within 60 days.

(7)
Mr. Grossman is an officer and part owner of Chardan Capital Markets, LLC, or Chardan Capital, which received warrants in connection with its services as placement agent in connection with our January 2008 private placement and which also invested its fee into notes and warrants.  Mr. Grossman has shared voting and dispositive control over securities owned by Chardan Capital but not over securities owned by other principals of Chardan Capital.  Chardan Capital or its principals own in aggregate (i) $121,250 principal amount of convertible promissory notes (convertible into an aggregate of 161,667 shares), (ii) 1,131,666 shares underlying warrants and (iii) 161,667 shares underlying Class A Warrants.  Mr. Grossman disclaims beneficial ownership of $93,969 worth of convertible promissory notes, 877,041 shares underlying warrants, and 125,292 shares underlying Class Warrants.  Also includes shares issuable upon options to exercise 37,500 shares which are exercisable at $.45.  Does not include options to purchase an additional 12,500 shares at $.45 which are not yet exercisable.

(8)	Mr. Steven Oliveira is the sole member of Oliveira Capital, LLC and has voting and dispositive over securities owned by Oliveira Capital, LLC

Changes in Control

Upon consummation of the Series A SPA, as discussed above and more fully in our Current Report on Form 8-K filed with the SEC on May 21, 2010, the holder of our Series A Preferred Stock, who is not a current shareholder of the Company, will own a majority of our outstanding voting securities.  Immediately upon the consummation of the transactions contemplated by the Purchase Agreements and the conversion of an aggregate of $5,276,152 in notes of the Company as discussed above, and assuming that no additional shares of our Common Stock is issued prior to such date, a total of 295,521,192 shares of Common Stock will considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  At such time, the holder of our Series A Preferred Stock will be the beneficial owner of 70.3% of our outstanding voting securities, and  including options and warrants exercisable within 60 days of such time, the holder of our Series A Preferred Stock will be deemed to be the beneficial owner of 76.1% of our outstanding voting securities.

FINANCIAL AND OTHER INFORMATION

For more detailed information about us, including financial statements, and other information about the business and operations of our Company, you may refer to our Annual Report on Form 10-K filed on April 15, 2010, as amended on April 16, 2010, which is hereby incorporated by reference.  Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov. Copies may also be obtained by written or oral request made to the address and telephone number specified above.

Appendix A

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Broadband, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 6.1 is hereby deleted and amended and restated in its entirety as follows:

6.1 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have the authority to issue is one billion five hundred fifty million (1,550,000,000) shares, consisting of (a) one billion five hundred thousand (1,500,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) fifty million (50,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted and restrictions imposed upon the shares of each class are as follows:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09